SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant:  ☒                             Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMTRUST FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS

AND

PROXY STATEMENT

December 15, 2015

59 Maiden Lane, 43rd Floor

New York, NY 10038

Phone: 212.220.7120

Fax: 212.220.7130

www.amtrustgroup.com

AMTRUST FINANCIAL SERVICES, INC.

59 Maiden Lane, 43rd Floor

New York, New York 10038

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2015

November [●], 2015

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of AmTrust Financial Services, Inc. (“AmTrust,” “AmTrust Financial,” “the Company,” “our,” “us,” or “we”) to be held on Tuesday, December 15, 2015, commencing at 10:00 a.m. (Eastern time), at our headquarters at 59 Maiden Lane, 43rd Floor, New York, New York 10038.

The only matter scheduled to be considered at the Special Meeting is a proposal to amend our Amended and Restated Certificate of Incorporation to increase our authorized common shares from 150,000,000 shares to 500,000,000 shares. The Board of Directors recommends the approval of the proposal presented at the Special Meeting as being in the best interests of the Company and our stockholders. The proposal is more fully described in the attached proxy statement.

Record holders of common stock at the close of business on October 30, 2015, the date fixed by our Board of Directors as the record date for the Special Meeting, are entitled to notice of and to vote on any matters that properly come before the Special Meeting and at any adjournment or postponement thereof.

On behalf of the officers, directors and employees of AmTrust Financial, I would like to express our appreciation for your continued support.

Sincerely,

Stephen Ungar Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Special Meeting of Stockholders to Be Held on December 15, 2015:

The proxy statement and proxy card are available at

https://www.proxydocs.com/AFSI

AMTRUST FINANCIAL SERVICES, INC.

Page
General Information	1
Voting	1
Proposal 1 — Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 shares to 500,000,000 shares	2
Security Ownership of Certain Beneficial Owners	4
Security Ownership of Management	5
Additional Matters	6
Stockholders’ Proposals for the 2016 Annual Meeting	6
Householding of Materials	6
Other Business	6

i

PROXY STATEMENT

General Information

This proxy statement is furnished to you and other stockholders of AmTrust Financial Services, Inc. (“AmTrust,” “the Company,” “our,” “us,” or “we”) in connection with the solicitation of proxies by our Board of Directors to be used at a Special Meeting of Stockholders to be held at our headquarters at 59 Maiden Lane, 43rd Floor, New York, New York 10038, on Tuesday, December 15, 2015, at 10:00 a.m. (Eastern time) and any adjournment or postponement thereof. All stockholders are entitled to attend the Special Meeting in person. This proxy statement, the form of proxy and voting instructions are being made available to stockholders on or about November 12, 2015.

All shares of common stock represented by properly executed proxies received pursuant to this solicitation will be voted in accordance with the stockholder’s directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted “FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation. In connection with any other business that may properly come before the Special Meeting, all properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in the discretion of persons appointed as proxies. Stockholders wishing to revoke a proxy prior to its exercise may do so by giving written notice of revocation to our Corporate Secretary, by submitting a proxy with a later date, or by attending the Special Meeting, revoking the proxy and voting in person. If you are a beneficial owner, you must have a legal proxy from your bank, broker or nominee in order to vote in person at the Special Meeting.

We will pay all expenses in connection with this solicitation of proxies. We will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners and seeking instructions related thereto. Our directors, officers and certain other individuals authorized by us may personally solicit proxies and will not be receiving any special compensation for taking such actions.

Voting

The Board has fixed the close of business on October 30, 2015 as the record date for determining the holders of common stock entitled to notice of and to vote at the Special Meeting. Each such stockholder is entitled to one vote per share. As of the record date, there were [●] shares of common stock outstanding.

In voting by proxy with regard to the approval of the amendment to our Amended and Restated Certificate of Incorporation, stockholders may vote FOR or AGAINST the proposal, or may abstain from voting.

A majority of the outstanding common stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. In accordance with the applicable provisions of Delaware law, approval of Proposal 1 requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote.

Abstentions will be treated as shares that are present and entitled to vote for the purpose of determining the presence of a quorum, but as unvoted for the purpose of determining the approval of any matter submitted to the stockholders for a vote. Since approval of the proposed amendment to our Amended and Restated Certificate of Incorporation requires a majority of the outstanding shares of our common stock entitled to vote, an abstention will have the same effect as a vote AGAINST the amendment.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK FROM 150,000,000 SHARES TO 500,000,000 SHARES

The Board of Directors has recommended and is seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock from 150,000,000 to 500,000,000 shares to provide the Company the flexibility to effectuate a stock split and for other future business needs. The text of the proposed amendment to our Amended and Restated Certificate of Incorporation reflecting the increase in our authorized capital is set forth below:

Section 4.1 Classes of Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 510,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”) and 10,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

If approved by stockholders, the amendment to our Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware, which is anticipated to occur promptly after the meeting.

Reasons for and Effect of the Increase to Authorized Common Stock

As of September 30, 2015, 98,227,312 shares of our common stock, $0.01 par value, were issued, of which 82,908,030 shares were outstanding and 15,319,282 shares were held as treasury shares. Additionally, approximately 7,333,000 shares were reserved for issuance pursuant to our 2010 Omnibus Incentive Plan, 237,000 shares were reserved for issuance upon conversion of our 5.50% Convertible Senior Notes due 2021 and 2,830,000 shares were reserved for issuance upon conversion of our 2.75% Convertible Senior Notes due 2044. These shares reserved for issuance may be issued from treasury shares or from unissued shares.

Assuming the increase in the number of authorized shares of common stock was effective as of September 30, 2015, the same number of shares would be outstanding, held by the Company as treasury shares, reserved for issuance pursuant to our 2010 Omnibus Incentive Plan, reserved for issuance upon conversion of our 5.50% Convertible Senior Notes due 2021 and reserved for issuance upon conversion of our 2.75% Convertible Senior Notes due 2044, and approximately 406,692,000 shares would be unissued and unreserved, and authorized and available for issuance.

The Board of Directors is recommending the amendment to our Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of common stock, primarily because the Board presently intends to declare a two-for-one stock split in the form of a stock dividend payable to stockholders, subject to approval of this Proposal 1 by the stockholders. If the amendment is approved by stockholders, the stock split would become effective at a time to be designated by the Board. The Board’s decision as to whether and when to effect the stock split will be based on a number of factors, including market conditions and existing and expected trading prices for our common stock. Even if stockholders approve the amendment, subject to market conditions, the Company reserves the right to adjust or abandon the stock split if the Board does not deem it to be in the best interests of the Company and its stockholders to effect the stock split at a rate of two-for-one, or at all.

In addition to enabling the stock split, our Board believes that it is in the best interest of the Company and our stockholders to increase the number of authorized shares of our common stock in order to maintain sufficient authorized but unissued and unreserved shares available for issuance to meet valid business needs as they arise. Such business needs may include stock dividends or splits, equity or debt financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by our Board in the future. If the proposed amendment is approved, the additional shares will be available for issuance from time to time by the Company, in the discretion of our Board, without further authorization or vote of our stockholders unless such authorization is required by Delaware law or the rules of NASDAQ or any other securities exchange on which shares of our common stock are then listed. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board of Directors.

The additional common stock to be authorized will become part of the existing class of common stock. This proposal will not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The additional shares of our common stock for which authorization is sought will have the same par value, voting rights, rights to dividends and distributions and will be identical in all other respects to the shares of our common stock currently authorized. Our stockholders do not have preemptive rights with respect to our common stock. Should the board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares.

Anti-Takeover Effects of the Proposed Amendment

The proposed increase in the number of authorized shares of common stock could be deemed to have an anti-takeover effect by discouraging an attempt by a third party to acquire control of AmTrust because we could issue the additional authorized shares of common stock in an effort to dilute the common share ownership of the person seeking to obtain control or increase the voting power of persons who would support the Board of Directors in opposing the takeover attempt. However, the proposal to increase the authorized number of shares of common stock is not in response to any current effort of which we are aware to obtain control of AmTrust, and given the current common stock ownership of AmTrust, such an effort would likely be unsuccessful even if we did not increase our authorized shares of common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock by each person or group known by us to own more than 5% of our common stock. Ownership percentages in this table and the following table are based on 82,908,030 shares of common stock outstanding as of September 30, 2015. Each beneficial owner listed below is a member of a “group” for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Except as otherwise provided below, each of the members of the group have sole voting and investment power over the shares of common stock listed next to the member’s name.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Barry D. Zyskind 59 Maiden Lane, 43rd Floor New York, New York 10038	18,857,019(1)	22.7%
George Karfunkel 59 Maiden Lane, 43rd Floor New York, New York 10038	16,419,204(2)	19.8%
Michael Karfunkel 59 Maiden Lane, 43rd Floor New York, New York 10038	1,096,412	1.3%
Leah Karfunkel 59 Maiden Lane, 43rd Floor New York, New York 10038	10,029,637(3)	12.1%

(1)	Mr. Zyskind holds 129,638 of these shares of common stock as a custodian for his children under the Uniform Transfers to Minors Act and 391,617 of these shares of common stock in a family trust for which he has sole investment control. The Teferes Foundation, a charitable foundation controlled by Mr. Zyskind, owns 7,216,773 of these shares of common stock. Mr. Zyskind is a co-trustee with shared voting and dispositive power of 3,979,637 shares of common stock held by the Michael Karfunkel Family 2005 Trust.
(2)	Mr. George Karfunkel holds 440,000 of these shares of common stock in a family trust for which he has sole voting and investment control. The Chesed Foundation of America, a charitable foundation controlled by Mr. George Karfunkel, owns 6,107,918 of these shares of common stock.
(3)	These shares of common stock are held in The Michael Karfunkel Family 2005 Trust, of which Mrs. Karfunkel is the co-trustee and holds shared voting and dispositive power with Mr. Zyskind of 3,979,637 shares. ACP Re, Ltd., an asset of the Trust that is 100% owned by ACP Re Holdings, LLC, holds 6,050,000 of these shares. ACP Re Holdings, LLC is owned 99.9% by The Michael Karfunkel Family 2005 Trust. Leah Karfunkel has sole voting and dispositive power over the shares of common stock held by ACP Re Ltd.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock by our directors and executive officers as a group as of September 30, 2015. For purposes of the table below, derivative securities that are currently exercisable or exercisable within 60 days of September 30, 2015 into common stock are considered outstanding and beneficially owned by the person holding the derivative securities for the purposes of computing beneficial ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. All of the directors and executive officers have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided below.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Class
Donald T. DeCarlo	63,782		*
Susan C. Fisch	32,543	(1)	*
Abraham Gulkowitz	59,770	(1)	*
George Karfunkel	16,419,204	(2)	19.8%
Michael Karfunkel	1,096,412		1.3%
Jay J. Miller	180,770	(1)	*
Barry Zyskind	18,857,019	(3)	22.7%
Ronald E. Pipoly, Jr.	291,914		*
Max G. Caviet	177,445		*
Michael J. Saxon	292,341		*
Christopher M. Longo	305,450		*
All executive officers and directors as a group (15 persons)	38,054,435	(1)	45.7%

*	Less than one percent.
(1)	Includes shares the individuals have the right to acquire upon the exercise of options or the vesting of restricted stock units within 60 days of October 30, 2015: Ms. Fisch – 22,688 shares; Mr. Gulkowitz – 52,940 shares; Mr. Miller – 158,815 shares; all executive officers and directors as a group – 328,377 shares.
(2)	The Chesed Foundation of America, a charitable foundation controlled by Mr. George Karfunkel, owns 6,107,918 of these shares of common stock.
(3)	Mr. Zyskind holds 129,638 of these shares of common stock as a custodian for his children under the Uniform Transfers to Minors Act and 391,617 of these shares of common stock in a family trust for which he has sole investment control. The Teferes Foundation, a charitable foundation controlled by Mr. Zyskind, owns 7,216,773 of these shares of common stock. Mr. Zyskind is a co-trustee with shared voting and dispositive power of 3,979,637 shares of common stock held by the Michael Karfunkel Family 2005 Trust. 700,000 of the shares of common stock owned by Mr. Zyskind directly are pledged as collateral.

ADDITIONAL MATTERS

Stockholders’ Proposals for the 2016 Annual Meeting

A proposal by a stockholder intended for inclusion in our proxy materials for the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by us at 59 Maiden Lane, 43rd Floor, New York, New York 10038, Attn: Corporate Secretary, on or before December 9, 2015, in order to be considered for such inclusion. Stockholder proposals intended to be submitted at the 2016 Annual Meeting of Stockholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before February 22, 2016. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Householding of Materials

If you are a stockholder who has chosen “householding” of our proxy statements and annual reports, this means that only one copy of the proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to stockholders who write or call us at the following address or telephone number: AmTrust Financial Services, Inc. 59 Maiden Lane, 43rd Floor, New York, New York 10038, Attn: Corporate Secretary, telephone (212) 220-7120. Stockholders wishing to receive separate copies in the future, or stockholders currently receiving multiple copies at their address who would prefer that a single copy be delivered there, should contact their bank, broker or other nominee record holder.

Other Business

The Board does not intend to present, and has no knowledge that others will present, any other business at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

PROXY

AMTRUST FINANCIAL SERVICES, INC.

Special Meeting of Stockholders to be held December 15, 2015

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen Ungar and Barry D. Zyskind as proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of AmTrust Financial Services, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s headquarters at 59 Maiden Lane, 43rd Floor, New York, New York 10038, on Tuesday, December 15, 2015 at 10:00 a.m. (Eastern time), and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

AMTRUST FINANCIAL SERVICES, INC.

December 15, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at https://www.proxydocs.com/AFSI

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Approval of amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting and any adjournment, postponement or continuation thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

_____________________________	_______________	_____________________________	______________
Signature of Stockholder:	Date:	Signature of Stockholder:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.